Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Second Quarter and First-Half Financial Results

Easton, Maryland (07/27/2023) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company” or “Shore Bancshares”) reported net income of $4.018 million or $0.20 per diluted common share for the second quarter of 2023, compared to net income of $6.457 million or $0.32 per diluted common share for the first quarter of 2023, and net income of $7.499 million or $0.38 per diluted common share for the second quarter of 2022. Net income, excluding merger-related expenses, for the second quarter of 2023 was $4.890 million or $0.25 per diluted common share, compared to net income, excluding merger-related expenses, of $6.959 million or $0.35 per diluted common share for the first quarter of 2023 and net income, excluding merger-related expenses, of $7.674 million or $0.39 per diluted common share for the second quarter 2022. Net income for the first half of 2023 was $10.475 million or $0.53 per diluted common share, compared to net income for the first half of 2022 of $13.112 million or $0.66 per diluted common share.

The merger between the Company and The Community Financial Corporation (“TCFC”) closed on July 1, 2023. This press release includes only the operations of the Company prior to the effectiveness of the merger. At closing, TCFC shareholders received 2.3287 shares of the Company common stock and cash in lieu of any fractional shares of the Company common stock.

When comparing net income, excluding merger-related expenses, for the second quarter of 2023 to the first quarter of 2023, net income decreased $2.1 million due to decreases in net interest income of $3.2 million and noninterest income of $40 thousand, coupled with an increase in noninterest expense of $209 thousand, partially offset by a decrease in provision for credit losses of $546 thousand. When comparing net income, excluding merger-related expenses, for the second quarter of 2023 to the second quarter of 2022, net income decreased $2.8 million primarily due to a decrease in net interest income of $2.1 million and noninterest income of $539 thousand, coupled with increases in both noninterest expense of $558 thousand and provision for credit losses of $467 thousand.

“We are very excited to have closed the merger between Shore Bancshares and Community Financial” stated James M. Burke, President and Chief Executive Officer of Shore Bancshares, Inc. “The combined bank, with its greater scale, diversification, and resources, is well-positioned to manage risk and provide customers with enhanced service and employees with expanded career opportunities. I’d like to thank all our employees who continue to work tirelessly to ensure a seamless integration.”

As of July 24, 2023, the Company sold most of the available-for-sale securities portfolio acquired from TCFC on July 1, 2023, for net proceeds of $430 million and used $380 million of the proceeds to reduce FHLB advances and brokered deposits. Management anticipates these actions will positively impact the return on average assets, net interest margin and the tangible common equity ratios in the third quarter.

Additionally, management is revising compensation plans to emphasize core deposit growth and anticipates lower residential mortgage portfolio growth in the second half of 2023. The Company will focus its planned 4%-6% (annualized) loan growth on existing customers in higher-yielding commercial loans.

Balance Sheet Review

Total assets were $3.642 billion at June 30, 2023, an increase of $164.5 million, or 4.7% (9.5% annualized), when compared to $3.477 billion at December 31, 2022. This increase was primarily due to an increase in loans held for investment of $197.1 million, or 7.7%, partially offset by a decrease in cash and cash equivalents of $9.7 million and an increase in allowance for credit losses of $12.4 million primarily due to the Company’s adoption of current expected credit loss (“CECL”) model in the first quarter of 2023. The ratio of the allowance to total loans increased from 0.65% at December 31, 2022, to 1.05% at June 30, 2023.

Total borrowings were $319.2 million at June 30, 2023, an increase of $236.1 million, or 284.3%, when compared to $83.1 million at December 31, 2022. Total borrowings at June 30, 2023 were comprised of $276.0 million of FHLB short-term advances and $43.2 million of subordinated debt. This increase in total borrowings at June 30, 2023 when compared to December 31, 2022 was primarily due to an increase of $236.0 million in FHLB short-term borrowings to manage liquidity and fund loan growth.

Total deposits decreased $72.3 million, or 2.4%, when compared to December 31, 2022. The decrease in total deposits was primarily due to decreases in money market and savings accounts of $157.3 million and $83.1 million in noninterest-bearing deposits offset by an increase in total time deposits of $168.0 million.

Total stockholders’ equity decreased $1.1 million, or less than 1.0%, when compared to December 31, 2022, primarily due to the $7.8 million CECL adjustment in the first quarter of 2023 and dividends paid of $4.8 million, offset by $10.5 million in current year earnings. As of June 30, 2023, the ratio of total equity to total assets was 9.97% and the ratio of total tangible equity to total tangible assets was 8.26% compared to 10.48% and 8.67% at the end of 2022, respectively.

Review of Quarterly Financial Results

Net interest income was $22.5 million for the second quarter of 2023, compared to $25.7 million for the first quarter of 2023 and $24.6 million for the second quarter of 2022. The decrease in net interest income when compared to the first quarter of 2023 was primarily due to increases in rates paid on interest-bearing liabilities. These interest-bearing liabilities included increases in interest-bearing deposits of 50 bps and FHLB short-term borrowings of 44 bps. The average balance of FHLB short-term borrowings increased $147.8 million, or 129.7%. Although the interest-bearing deposits average balance decreased $17.7 million the overall impact of the increase in the rates of 50 bps resulted in an additional $2.6 million in interest expense. The increase in FHLB short-term borrowings was primarily utilized to manage the Company’s liquidity needs and fund loan growth. Net interest income decreased when compared to the second quarter of 2022 due to increases in rates paid on interest-bearing liabilities. The rates paid on interest-bearing deposits increased 158 bps and FHLB short-term borrowing was not utilized in the prior quarter in 2022 and was utilized in the current quarter at an average rate of 528 bps. The average balance of FHLB short-term borrowings increased $261.8 million, or 100% and interest-bearing deposits increased $10.4 million, or less than 1%.

The Company’s net interest margin decreased to 2.68% for the second quarter of 2023 from 3.18% for the first quarter of 2023 and decreased compared to 3.10% for the second quarter of 2022. The decrease in the net interest margin when compared to the first quarter of 2023 and the second quarter of 2022 was primarily due to increased funding costs as rates on deposits and borrowings increased at a faster pace than loans as well as a change in the overall mix of interest-bearing liabilities. The average balance of FHLB short -term borrowings increased from $114.0 million in the first quarter of 2023 to $261.8 million in the second quarter of 2023. In addition, the migration of deposits from lower rate accounts to higher yielding deposits, specifically reciprocal deposits, contributed to the decrease in margins. The modest increase in average loan yields during the second quarter of 2023 to 4.85% from 4.79% in the first quarter of 2023 was due to a change in the overall mix of loans with more loans onboarded from lower yielding consumer mortgages than higher yielding portfolios. Average consumer mortgage loans have increased from 32.9% of average loans in the fourth quarter of 2022 to 34.9% of average loans in the second quarter of 2023. Management intends to significantly decrease consumer mortgage portfolio production in the second half of 2023 and emphasize the mortgage loan production of saleable loans. Management intends to reduce annualized growth rate on all loans between 4%-6% in the second half of 2023.

The provision for credit losses was $667 thousand for the three months ended June 30, 2023. The comparable amounts were $1.2 million and $200 thousand for the three months ended March 31, 2023, and June 30, 2022, respectively. The provision for the second quarter of 2023 reflected the strong yet slightly lower growth in total loans compared to the first quarter of 2023 and declines slightly based on the composition of growth and the Company’s evaluation of factors used in developing its estimate. The increase in the provision when compared to the second quarter of 2022 was primarily a result of higher reserves required by the Company’s CECL allowance model as compared to the incurred loss model utilized in 2022. Net charge-offs for the second quarter of 2023 were $50 thousand, compared to net charge-offs of $20 thousand for the first quarter of 2023 and net recoveries of $573 thousand for the second quarter of 2022.

At June 30, 2023 and December 31, 2022, nonperforming assets were $4.7 million and $3.9 million, respectively. The balance of nonperforming assets increased primarily due to an increase in nonaccrual loans of $1.6 million, partially offset by a $776 thousand decrease in loans 90 days past due and still accruing. When comparing June 30, 2023 to June 30, 2022, nonperforming assets increased $1.0 million, primarily due to increases in nonaccrual loans of $788 thousand and loans 90 days past due and still accruing of $262 thousand.

Total noninterest income for the second quarter of 2023 decreased $40 thousand from $5.33 million to $5.29 million compared to the first quarter of 2023 and decreased $539 thousand, or 9.2%, when compared to $5.83 million in the second quarter of 2022. The decrease compared to the first quarter of 2023 was primarily due to decreases in other loan and fee income, rental income and trust and investment fee income, partially offset by increases in interchange credits, mortgage banking revenue, service charges on deposit accounts, and Mid-Maryland Title Company revenue. The decrease in noninterest income when compared to the second quarter of 2022 was primarily due to decreases in revenue from Mid-Maryland Title Company, Inc., service charges on deposit accounts and revenue associated with mortgage banking, partially offset by increases in interchange credits and other fees on bank services.

Total noninterest expense, excluding merger related expenses, for the second quarter of 2023 increased $209 thousand to $20.4 million, or 1.0%, when compared to the first quarter of 2023 expense of $20.2 million and increased $558 thousand, or 2.8%, when compared to the second quarter of 2022 expense of $19.9 million. The increase in noninterest expense when compared to the first quarter of 2023 was primarily due to increases in FDIC insurance premium expense, salaries expense and legal and professional fees partially offset by decreases in employee related benefits. The increase from the second quarter of 2022 was primarily due to increases in FDIC insurance premium expenses, legal and professional fees and employee related benefits partially offset by decreases in other loan expense.

Review of Six-Month Financial Results

Net interest income for the first six months of 2023 was $48.2 million, an increase of $1.1 million, or 2.4%, when compared to the first six months of 2022. The increase in net interest income was primarily due to an increase in total interest income of $20.7 million, or 40.6%, specifically interest and fees on loans of $18.0 million, or 39.6%. The improvement of interest and fees on loans was primarily due to the increase in the average balance of loans of $472.8 million, or 21.6%. Interest on investment securities increased $3.4 million, or 78.0%, primarily due to an increase in the average balance of $110.7 million, or 20.5%. Total interest expense increased $20.0 million, or 496.5%, primarily due to an increase in the average balance of FHLB- short term borrowings of $188.3 million, or 100%, and interest-bearing deposits of $14.2 million, or less than 1%.

The Company’s net interest margin decreased to 2.93% for the first six months of 2023 from 2.94% for the first six months of 2022. The decrease in the net interest margin was primarily due to an increase in the average balance of FHLB short-term borrowings of $188.3 million and the 135 bps increase in the rate paid on interest-bearing deposits, partially offset by increases in the average balance of loans and the rate earned on loans of $472.8 million and 62 bps, respectively.

The provision for credit losses for the six months ended June 30, 2023 and 2022 was $1.9 million and $800 thousand, respectively. The increase in the provision for credit losses was the result of loan growth during the first six months of 2023 outpacing loan growth during the first six months of 2022 by $51.7 million and higher levels of reserves required by the Company’s CECL allowance model as compared to the incurred loss methodology utilized in 2022.

Total noninterest income for the six months ended June 30, 2023 decreased $1.3 million, or 10.5%, when compared to the same period in 2022. The decrease in noninterest income primarily consisted of revenue associated with the mortgage division, revenue from Mid-Maryland Title and service charges on deposit accounts, partially offset by an increase in interchange credits and other noninterest income.

Total noninterest expense, excluding merger related expenses, for the six months ended June 30, 2023 increased $1.2 million, or 2.9%, when compared to the same period in 2022. The increase was primarily the result of an increase in employee benefits, occupancy expense, other intangibles, data processing costs, other noninterest expenses, and FDIC insurance premiums due to expanded operations of two additional branches and additional legal and professional fees related to a larger overall organization.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of Shore United Bank, N.A. Shore Bancshares engages in title work related to real estate transactions through its wholly-owned subsidiary, Mid-Maryland Title Company, Inc. and in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank, N.A. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the expected cost savings, synergies and other financial benefits from the acquisition of TCFC or any other acquisition the Company has made or may make might not be realized within the expected time frames or at all; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; recent adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors.”

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Todd Capitani, Executive Vice President, and Chief Financial Officer, 240-427-1068

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2023	2022	Change		2023	2022	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$22,494	$24,618	(8.6)%		$48,158	$47,048	2.4%
Provision for credit losses	667	200	233.5		1,880	800	135.0
Noninterest income	5,294	5,833	(9.2)		10,628	11,879	(10.5)
Noninterest expense	21,608	20,094	7.5		42,501	40,426	5.1
Income before income taxes	5,513	10,157	(45.7)		14,405	17,701	(18.6)
Income tax expense	1,495	2,658	(43.8)		3,930	4,589	(14.4)
Net income	$4,018	$7,499	(46.4)		$10,475	$13,112	(20.1)

Return on average assets	0.45%	0.88%	(43	)bp	0.59%	0.77%	(18	)bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP	0.59	0.94	(35)		0.71	0.85	(14)
Return on average equity	4.49	8.52	(403)		5.83	7.49	(166)
Return on average tangible equity - Non-GAAP (1), (2)	7.16	11.41	(425)		8.57	10.41	(184)
Net interest margin	2.68	3.10	(42)		2.93	2.94	(1)
Efficiency ratio - GAAP	77.76	65.99	1,177		72.30	68.60	370
Efficiency ratio - Non-GAAP (1)	71.75	63.44	831		67.49	65.13	236

PER SHARE DATA
Basic and diluted net income per common share	$0.20	$0.38	(47.4)%		$0.53	$0.66	(19.7)%

Dividends paid per common share	$0.12	$0.12	—		$0.24	$0.24	—
Book value per common share at period end	18.24	17.77	2.6
Tangible book value per common share at period end - Non-GAAP (1)	14.83	14.26	4.0
Market value at period end	11.56	18.50	(37.5)
Market range:
High	14.45	21.21	(31.9)		18.15	21.41	(15.2)
Low	10.65	17.91	(40.5)		10.65	17.91	(40.5)

AVERAGE BALANCE SHEET DATA
Loans	$2,709,944	$2,217,139	22.2%		$2,661,066	$2,188,236	21.6%
Investment securities	645,842	546,252	18.2		649,994	538,676	20.7
Earning assets	3,369,183	3,189,926	5.6		3,324,682	3,233,136	2.8
Assets	3,596,311	3,419,168	5.2		3,551,573	3,448,165	3.0
Deposits	2,908,662	2,993,098	(2.8)		2,938,389	3,018,517	(2.7)
Short-term FHLB advances	261,797	—	0		188,293	—	—
Stockholders' equity	363,225	353,192	2.8		362,205	353,102	2.6

CREDIT QUALITY DATA
Net charge-offs/(recoveries)	$50	$(573)	108.7%		$70	$(739)	109.5%

Nonaccrual loans	$3,481	$2,693	29.3
Loans 90 days past due and still accruing	1,065	1,130	(5.8)
Other real estate owned	179	197	(9.1)
Total nonperforming assets	$4,725	$4,020	17.5

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.97%	10.25%	(28	)bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.26	8.39	(13)

Annualized net charge-offs (recoveries) to average loans	0.01	(0.10)	11		0.01%	(0.07)%	8	bp

Allowance for credit losses as a percent of:
Period-end loans	1.05	0.68	37
Nonaccrual loans	833.50	574.94	25,856
Nonperforming assets	614.05	385.15	22,890

As a percent of total loans:
Nonaccrual loans	0.13	0.12	1

As a percent of total loans+other real estate owned:
Nonperforming assets	0.17	0.18	(1)

As a percent of total assets:
Nonaccrual loans	0.10	0.08	2
Nonperforming assets	0.13	0.12	1

(1)	See the reconciliation table that begins on page 14.
(2)	This ratio excludes merger related expenses (Non-GAAP) on page 14.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				June 30, 2023	June 30, 2023
	June 30,	December 31,	June 30,	compared to	compared to
	2023	2022	2022	December 31, 2022	June 30, 2022
ASSETS
Cash and due from banks	$35,423	$37,661	$18,473	(5.9)%	91.8%
Interest-bearing deposits with other banks	10,404	17,838	384,536	(41.7)	(97.3)
Cash and cash equivalents	45,827	55,499	403,009	(17.4)	(88.6)

Investment securities available for sale (at fair value)	78,069	83,587	94,689	(6.6)	(17.6)
Investment securities held to maturity (at amortized cost)	537,133	559,455	458,957	(4.0)	17.0
Equity securities, at fair value	1,245	1,233	1,271	1.0	(2.0)
Restricted securities	21,208	11,169	9,894	89.9	114.4

Loans held for sale, at fair value	6,845	4,248	7,306	61.1	(6.3)

Loans held for investment	2,753,223	2,556,107	2,264,579	7.7	21.6
Less: allowance for credit losses	(29,014)	(16,643)	(15,483)	74.3	(87.4)
Loans, net	2,724,209	2,539,464	2,249,096	7.3	21.1

Premises and equipment, net	51,036	51,488	52,244	(0.9)	(2.3)
Goodwill	63,266	63,266	63,281	—	(0.0)
Other intangible assets, net	4,671	5,547	6,506	(15.8)	(28.2)
Other real estate owned, net	179	197	197	(9.1)	(9.1)
Mortgage servicing rights, at fair value	5,466	5,275	5,228	3.6	4.6
Right of use assets, net	9,077	9,629	9,979	(5.7)	(9.0)
Cash surrender value on life insurance	60,150	59,218	58,437	1.6	2.9
Other assets	33,413	28,001	22,456	19.3	48.8
Total assets	$3,641,794	$3,477,276	$3,442,550	4.7	5.8

LIABILITIES
Noninterest-bearing deposits	$778,963	$862,015	$889,122	(9.6)	(12.4)
Interest-bearing deposits	2,158,563	2,147,769	2,125,209	0.5	1.6
Total deposits	2,937,526	3,009,784	3,014,331	(2.4)	(2.5)

Advances from FHLB - short-term	276,000	40,000	—	590.0	—
Advances from FHLB - long-term	—	—	10,054	—	(100.0)
Subordinated debt	43,227	43,072	42,917	0.4	0.7
Total borrowings	319,227	83,072	52,971	284.3	502.6

Lease liabilities	9,392	9,908	10,216	(5.2)	(8.1)
Accrued expenses and other liabilities	12,509	10,227	12,255	22.3	2.1
Total liabilities	3,278,654	3,112,991	3,089,773	5.3	6.1

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	199	199	198	—	0.5
Additional paid in capital	202,008	201,494	200,914	0.3	0.5
Retained earnings	169,494	171,613	158,316	(1.2)	7.1
Accumulated other comprehensive loss	(8,561)	(9,021)	(6,651)	5.1	(28.7)
Total stockholders' equity	363,140	364,285	352,777	(0.3)	2.9
Total liabilities and stockholders' equity	$3,641,794	$3,477,276	$3,442,550	4.7	5.8

Period-end common shares outstanding	19,907	19,865	19,850	0.2	0.3
Book value per common share	$18.24	$18.34	$17.77	(0.5)	2.6

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2023	2022	% Change	2023	2022	% Change
INTEREST INCOME
Interest and fees on loans	$32,729	$23,452	39.6%	$63,557	$45,537	39.6%
Interest on investment securities:
Taxable	3,729	2,392	55.9	7,793	4,377	78.0
Tax-exempt	5	—	100.0	12	—	100.0
Interest on deposits with other banks	170	826	(79.4)	333	1,080	(69.2)
Total interest income	36,633	26,670	37.4	71,695	50,994	40.6

INTEREST EXPENSE
Interest on deposits	9,914	1,511	556.1	17,195	2,869	499.3
Interest on short-term borrowings	3,449	—	—	4,810	2	240,400.0
Interest on long-term borrowings	776	541	43.4	1,532	1,075	42.5
Total interest expense	14,139	2,052	589.0	23,537	3,946	496.5

NET INTEREST INCOME	22,494	24,618	(8.6)	48,158	47,048	2.4
Provision for credit losses	667	200	233.5	1,880	800	135.0

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	21,827	24,418	(10.6)	46,278	46,248	0.1

NONINTEREST INCOME
Service charges on deposit accounts	1,264	1,438	(12.1)	2,477	2,797	(11.4)
Trust and investment fee income	399	447	(10.7)	831	961	(13.5)
Interchange credits	1,311	1,253	4.6	2,523	2,291	10.1
Mortgage-banking revenue	1,054	1,096	(3.8)	2,031	2,963	(31.5)
Title Company revenue	186	426	(56.3)	323	749	(56.9)
Other noninterest income	1,080	1,173	(7.9)	2,443	2,118	15.3
Total noninterest income	5,294	5,833	(9.2)	10,628	11,879	(10.5)
NONINTEREST EXPENSE
Salaries and wages	8,955	8,898	0.6	17,639	18,460	(4.4)
Employee benefits	2,440	2,269	7.5	5,361	4,931	8.7
Occupancy expense	1,599	1,485	7.7	3,218	3,052	5.4
Furniture and equipment expense	477	411	16.1	1,011	840	20.4
Data processing	1,739	1,668	4.3	3,537	3,275	8.0
Directors' fees	185	210	(11.9)	435	400	8.8
Amortization of intangible assets	435	511	(14.9)	876	1,028	(14.8)
FDIC insurance premium expense	758	429	76.7	1,129	772	46.2
Other real estate owned, net	—	57	(100.0)	(1)	51	(102.0)
Legal and professional fees	959	811	18.2	1,709	1,448	18.0
Merger related expenses	1,197	241	396.7	1,888	971	94.4
Other noninterest expenses	2,864	3,104	(7.7)	5,699	5,198	9.6
Total noninterest expense	21,608	20,094	7.5	42,501	40,426	5.1

Income before income taxes	5,513	10,157	(45.7)	14,405	17,701	(18.6)
Income tax expense	1,495	2,658	(43.8)	3,930	4,589	(14.4)

NET INCOME	$4,018	$7,499	(46.4)	$10,475	$13,112	(20.1)

Weighted average shares outstanding - basic and diluted	19,903	19,847	0.3	19,895	19,838	0.3

Basic and diluted net income per common share	$0.20	$0.38	(47.4)	$0.53	$0.66	(19.7)

Dividends paid per common share	0.12	0.12	—	0.24	0.24	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30,				June 30,
	2023		2022		2023		2022
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)
Consumer real estate	$946,545	4.61%	$682,238	4.15%	$914,351	4.72%	$618,621	5.05%
Commercial real estate	1,292,406	4.85	1,183,332	4.36	1,286,199	4.83	1,140,626	4.07
Commercial	137,554	6.35	158,706	5.09	140,161	5.75	239,677	3.26
Consumer	323,798	4.93	171,050	3.15	310,736	4.71	163,379	3.47
State and political	900	3.57	1,794	4.02	939	3.65	1,937	3.96
Other	8,741	5.37	20,019	3.87	8,680	4.62	23,996	2.90
Total Loans	2,709,944	4.85	2,217,139	4.25	2,661,066	4.82	2,188,236	4.20

Investment securities
Taxable	645,178	2.31	546,252	1.75	649,329	2.40	538,676	1.64
Tax-exempt (1)	664	5.42	—	—	665	4.51	—	—
Interest-bearing deposits	13,397	5.09	426,535	0.78	13,622	4.93	506,224	0.43
Total earning assets	3,369,183	4.37%	3,189,926	3.36%	3,324,682	4.35%	3,233,136	3.19%
Cash and due from banks	29,923		26,162		29,266		5,569
Other assets	225,935		218,353		226,989		224,219
Allowance for credit losses	(28,730)		(15,273)		(29,364)		(14,759)
Total assets	$3,596,311		$3,419,168		$3,551,573		$3,448,165

Interest-bearing liabilities
Demand deposits	$685,674	2.29%	$644,881	0.22%	$690,258	2.09%	$617,461	0.19%
Money market and savings deposits	907,068	1.12	1,019,295	0.21	955,541	1.03	1,048,634	0.22
Certificates of deposit $100,000 or more	312,367	3.00	234,325	0.58	277,096	2.48	260,312	0.48
Other time deposits	225,495	2.03	221,714	0.54	216,500	1.62	198,828	0.55
Interest-bearing deposits	2,130,604	1.87	2,120,215	0.29	2,139,395	1.62	2,125,235	0.27
Securities sold under retail repurchase agreements and federal funds purchased	—	—	—	—	—	—	1,377	0.29
Advances from FHLB - short-term	261,797	5.28	—	—	188,293	5.15	—	—
Advances from FHLB - long-term	—	—	10,075	0.60	—	—	10,096	0.58
Subordinated debt	43,185	7.21	42,876	4.93	43,147	7.16	42,840	4.92
Total interest-bearing liabilities	2,435,586	2.33%	2,173,166	0.38%	2,370,835	2.00%	2,179,548	0.37%
Noninterest-bearing deposits	778,058		872,883		798,994		893,282
Accrued expenses and other liabilities	19,442		19,927		19,539		22,233
Stockholders' equity	363,225		353,192		362,205		353,102
Total liabilities and stockholders' equity	$3,596,311		$3,419,168		$3,551,573		$3,448,165

Net interest spread		2.04%		2.98%		2.35%		2.82%
Net interest margin		2.68%		3.10%		2.93%		2.94%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	Q2 2023		Q2 2023
	2023	2023	2022	2022	2022	compared to		compared to
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2023		Q2 2022
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$22,545	$25,705	$26,981	$27,350	$24,656	(12.3)%		(8.6)%
Less: Taxable-equivalent adjustment	52	40	38	35	38	30.0		36.8
Net interest income	22,494	25,664	26,943	27,315	24,618	(12.4)		(8.6)
Provision for credit losses	667	1,213	450	675	200	(45.0)		233.5
Noninterest income	5,294	5,334	5,862	5,344	5,833	(0.7)		(9.2)
Noninterest expense	21,608	20,893	21,000	18,899	20,094	3.4		7.5
Income before income taxes	5,513	8,892	11,355	13,085	10,157	(38.0)		(45.7)
Income tax expense	1,495	2,435	2,948	3,427	2,658	(38.6)		(43.8)
Net income	$4,018	$6,457	$8,407	$9,658	$7,499	(37.8)		(46.4)

Return on average assets	0.45%	0.75%	0.97%	1.11%	0.88%	(30	)bp	(43	)bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP	0.59	0.84	1.09	1.17	0.94	(25)		(35)
Return on average equity	4.49	7.25	9.22	10.72	8.52	(276)		(403)
Return on average tangible equity - Non-GAAP (1), (2)	7.16	10.09	12.83	13.98	11.41	(293)		(425)
Net interest margin	2.68	3.18	3.35	3.38	3.10	(50)		(42)
Efficiency ratio - GAAP	77.76	67.40	64.01	57.87	65.99	1,036		1,177
Efficiency ratio - Non-GAAP (1)	71.75	63.67	59.59	55.79	63.44	808		831

PER SHARE DATA
Basic and diluted net income per common share	$0.20	$0.32	$0.42	$0.49	$0.38	(37.5)%		(47.4)%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	18.24	18.17	18.34	17.99	17.77	0.4		2.6
Tangible book value per common share at period end - Non-GAAP (1)	14.83	14.74	14.87	14.50	14.26	0.6		4.0
Market value at period end	11.56	14.28	17.43	17.32	18.50	(19.0)		(37.5)
Market range:
High	14.45	18.15	20.85	20.50	21.21	(20.4)		(31.9)
Low	10.65	14.00	17.04	17.29	17.91	(23.9)		(40.5)

AVERAGE BALANCE SHEET DATA
Loans	$2,709,944	$2,611,644	$2,467,324	$2,327,279	$2,217,139	3.8%		22.2%
Investment securities	645,842	654,193	661,968	618,378	546,252	(1.3)		18.2
Earning assets	3,369,183	3,279,686	3,206,591	3,210,233	3,189,926	2.7		5.6
Assets	3,596,311	3,506,336	3,441,079	3,444,365	3,419,168	2.6		5.2
Deposits	2,908,662	2,968,448	3,006,734	3,012,658	2,993,098	(2.0)		(2.8)
Short-term FHLB advances	261,797	188,293	7,391	—	—	39.0		—
Stockholders' equity	363,225	361,174	361,623	357,383	353,192	0.6		2.8

CREDIT QUALITY DATA
Net charge offs/(recoveries)	$50	$20	$84	$(119)	$(573)	150.0%		108.7%

Nonaccrual loans	$3,481	$1,894	$1,908	$1,949	$2,693	83.8		29.3
Loans 90 days past due and still accruing	1,065	611	1,841	644	803	74.3		32.6
Other real estate owned	179	179	197	197	197	—		(9.1)
Total nonperforming assets	$4,725	$2,684	$3,946	$2,790	$3,693	76.0		27.9

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	9.97%	10.18%	10.48%	10.36%	10.25%	(21	)bp	(28	)bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.26	8.41	8.67	8.52	8.39	(15)		(13)

Annualized net charge-offs (recoveries) to average loans	0.01	—	0.01	(0.02)	(0.10)	1		11

Allowance for credit losses as a percent of:
Period-end loans (3)	1.05	1.07	0.65	0.68	0.68	(2)		37
Period-end loans (4)	1.05	1.07	0.78	0.84	0.89	(2)		16
Nonaccrual loans	833.50	1,502.85	872.27	835.15	574.94	(66,935)		25,856
Nonperforming assets	614.05	1,060.51	421.77	583.41	419.25	(44,646)		19,480

As a percent of total loans:
Nonaccrual loans	0.13	0.07	0.07	0.08	0.12	6		1

As a percent of total loans+other real estate owned:
Nonperforming assets	0.17	0.10	0.15	0.12	0.16	7		1

As a percent of total assets:
Nonaccrual loans	0.10	0.05	0.05	0.06	0.08	5		2
Nonperforming assets	0.13	0.08	0.11	0.08	0.11	5		2

(1)	See the reconciliation table that begins on page 14.
(2)	This ratio excludes merger related expenses (Non-GAAP) on page 14.
(3)	Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)	For 2023, this ratio excludes only PPP loans given the company’s adoption of the CECL standard. For periods in 2022, this ratio excludes PPP loans and loans acquired in the Severn and Northwest acquisitions.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q2 2023	Q2 2023
						compared to	compared to
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2023	Q2 2022
INTEREST INCOME
Interest and fees on loans	$32,729	$30,828	$27,664	$25,924	$23,452	6.2%	39.6%
Interest on investment securities:
Taxable	3,729	4,064	3,945	3,186	2,392	(8.2)	55.9
Tax-exempt	5	7	6	—	—	(28.6)	100.0
Interest on deposits with other banks	170	163	664	1,466	826	4.3	(79.4)
Total interest income	36,633	35,062	32,279	30,576	26,670	4.5	37.4

INTEREST EXPENSE
Interest on deposits	9,914	7,281	4,554	2,561	1,511	36.2	556.1
Interest on short-term borrowings	3,449	1,361	72	—	—	153.4	—
Interest on long-term borrowings	776	756	710	700	541	2.6	43.4
Total interest expense	14,139	9,398	5,336	3,261	2,052	50.4	589.0

NET INTEREST INCOME	22,494	25,664	26,943	27,315	24,618	(12.4)	(8.6)
Provision for credit losses	667	1,213	450	675	200	(45.0)	233.5

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	21,827	24,451	26,493	26,640	24,418	(10.7)	(10.6)

NONINTEREST INCOME
Service charges on deposit accounts	1,264	1,213	1,346	1,509	1,438	4.2	(12.1)
Trust and investment fee income	399	432	401	421	447	(7.6)	(10.7)
Interchange credits	1,311	1,212	1,280	1,241	1,253	8.2	4.6
Mortgage-banking revenue	1,054	977	1,567	680	1,096	7.9	(3.8)
Title Company revenue	186	137	194	397	426	35.8	(56.3)
Other noninterest income	1,080	1,363	1,074	1,096	1,173	(20.8)	(7.9)
Total noninterest income	5,294	5,334	5,862	5,344	5,833	(0.7)	(9.2)
NONINTEREST EXPENSE
Salaries and wages	8,955	8,684	8,909	8,562	8,898	3.1	0.6
Employee benefits	2,440	2,921	2,786	2,191	2,269	(16.5)	7.5
Occupancy expense	1,599	1,619	1,694	1,496	1,485	(1.2)	7.7
Furniture and equipment expense	477	534	648	533	411	(10.7)	16.1
Data processing	1,739	1,798	1,856	1,759	1,668	(3.3)	4.3
Directors' fees	185	250	222	217	210	(26.0)	(11.9)
Amortization of intangible assets	435	441	460	499	511	(1.4)	(14.9)
FDIC insurance premium expense	758	371	315	339	429	104.3	76.7
Other real estate owned expenses, net	—	(1)	13	1	57	100.0	(100.0)
Legal and professional fees	959	750	636	756	811	27.9	18.2
Merger related expenses	1,197	691	967	159	241	73.2	396.7
Other noninterest expenses	2,864	2,835	2,494	2,387	3,104	1.0	(7.7)
Total noninterest expense	21,608	20,893	21,000	18,899	20,094	3.4	7.5

Income before income taxes	5,513	8,892	11,355	13,085	10,157	(38.0)	(45.7)
Income tax expense	1,495	2,435	2,948	3,427	2,658	(38.6)	(43.8)

NET INCOME	$4,018	$6,457	$8,407	$9,658	$7,499	(37.8)	(46.4)

Weighted average shares outstanding - basic and diluted	19,903	19,886	19,862	19,852	19,847	0.1	0.3

Basic and diluted net income per common share	$0.20	$0.32	$0.42	$0.49	$0.38	(37.5)	(47.4)

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
	Q2 2023		Q1 2023		Q4 2022		Q3 2022		Q2 2022		Q2 2023	Q2 2023
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	compared to	compared to
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate	Q1 2023	Q2 2022
Earning assets
Loans (1), (2), (3)
Consumer real estate	$946,545	4.61%	$881,799	4.83%	$813,673	3.86%	$743,227	4.27%	$682,238	4.15%	7.3%	38.7%
Commercial real estate	1,292,406	4.85	1,279,923	4.81	1,246,966	4.81	1,201,785	4.51	1,183,332	4.36	1.0	9.2
Commercial	137,554	6.35	142,797	5.17	149,068	5.23	152,182	5.17	158,706	5.09	(3.7)	(13.3)
Consumer	323,798	4.93	297,528	4.46	244,471	4.22	209,891	4.06	171,050	3.15	8.8	89.3
State and political	900	3.57	978	3.73	1,084	4.03	1,504	3.96	1,794	4.02	(8.0)	(49.8)
Other	8,741	5.37	8,619	3.91	12,062	3.16	18,690	3.42	20,019	3.87	1.4	(56.3)
Total Loans	2,709,944	4.85	2,611,644	4.79	2,467,324	4.45	2,327,279	4.43	2,217,139	4.25	3.8	22.2

Investment securities
Taxable	645,178	2.31	653,527	2.49	661,519	2.39	618,378	2.06	546,252	1.75	(1.3)	18.1
Tax-exempt (1)	664	5.42	666	5.41	449	6.24	—	—	—	—	(0.3)	—
Interest-bearing deposits	13,397	5.09	13,849	4.77	77,299	3.40	264,576	2.20	426,535	0.78	(3.3)	(96.9)
Total earning assets	3,369,183	4.37%	3,279,686	4.34%	3,206,591	4.00%	3,210,233	3.78%	3,189,926	3.36%	2.7	5.6
Cash and due from banks	29,923		28,602		29,358		31,724		26,162		4.6	14.4
Other assets	225,935		228,054		221,599		218,163		218,353		(0.9)	3.5
Allowance for credit losses	(28,730)		(30,006)		(16,469)		(15,755)		(15,273)		(4.3)	88.1
Total assets	$3,596,311		$3,506,336		$3,441,079		$3,444,365		$3,419,168		2.6	5.2

Interest-bearing liabilities
Demand deposits	$685,674	2.29%	$694,894	1.89%	$670,424	1.31%	$646,399	0.66%	$644,881	0.22%	(1.3)	6.3
Money market and savings deposits	907,068	1.12	1,004,553	0.96	1,043,076	0.60	1,034,580	0.35	1,019,295	0.21	(9.7)	(11.0)
Certificates of deposit $100,000 or more	312,367	3.00	241,436	1.81	217,051	0.79	222,697	0.55	234,325	0.58	29.4	33.3
Other time deposits	225,495	2.03	207,403	1.16	205,293	0.62	215,014	0.51	221,714	0.54	8.7	1.7
Interest-bearing deposits	2,130,604	1.87	2,148,286	1.37	2,135,844	0.85	2,118,690	0.48	2,120,215	0.29	(0.8)	0.5
Advances from FHLB - short-term	261,797	5.28	113,972	4.84	7,391	3.86	—	—	—	—	129.7	—
Advances from FHLB - long-term	—	—	—	—	653	(6.08)	10,035	0.63	10,075	0.60	—	(100.0)
Subordinated debt	43,185	7.21	43,108	7.11	43,031	6.64	42,953	6.33	42,876	4.93	0.2	0.7
Total interest-bearing liabilities	2,435,586	2.33%	2,305,366	1.65%	2,186,919	0.96%	2,171,678	0.60%	2,173,166	0.38%	5.6	12.1
Noninterest-bearing deposits	778,058		820,162		870,890		893,968		872,883		(5.1)	(10.9)
Accrued expenses and other liabilities	19,442		19,634		21,647		21,336		19,927		(1.0)	(2.4)
Stockholders' equity	363,225		361,174		361,623		357,383		353,192		0.6	2.8
Total liabilities and stockholders' equity	$3,596,311		$3,506,336		$3,441,079		$3,444,365		$3,419,168		2.6	5.2

Net interest spread		2.04%		2.69%		3.04%		3.18%		2.98%
Net interest margin		2.68%		3.18%		3.35%		3.38%		3.10%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	6/30/2023	6/30/2022
The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$4,018	$6,457	$8,407	$9,658	$7,499	$10,475	$13,112
Net Income - annualized (A)	$16,295	$26,187	$33,354	$38,317	$30,078	$21,124	$26,441

Net income, excluding net amortization of intangible assets and merger related expenses	$5,208	$7,279	$9,463	$10,144	$8,054	$12,482	$14,593
Net income, excluding net amortization of intangible assets and merger related expenses - annualized (B)	$21,121	$29,520	$37,543	$40,245	$32,305	$25,171	$29,428

Return on average assets excluding net amortization of intangible assets and merger related expenses - Non-GAAP	0.59%	0.84%	1.09%	1.17%	0.94%	0.71%	0.85%

Average stockholders' equity (C)	$363,225	$361,174	$361,623	$357,383	$353,192	$362,205	$353,102
Less: Average goodwill and other intangible assets	(68,172)	(68,607)	(69,077)	(69,558)	(70,057)	(68,388)	(70,382)
Average tangible equity (D)	$295,053	$292,567	$292,546	$287,825	$283,135	$293,817	$282,720

Return on average equity (GAAP) (A)/(C)	4.49%	7.25%	9.22%	10.72%	8.52%	5.83%	7.49%
Return on average tangible equity (Non-GAAP) (B)/(D)	7.16%	10.09%	12.83%	13.98%	11.41%	8.57%	10.41%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$21,608	$20,893	$21,000	$18,899	$20,094	$42,501	$40,426
Less: Amortization of intangible assets	(435)	(441)	(460)	(499)	(511)	(876)	(1,028)
Merger Expenses	(1,197)	(691)	(967)	(159)	(241)	(1,888)	(971)
Adjusted noninterest expense (F)	$19,976	$19,761	$19,573	$18,241	$19,342	$39,737	$38,427

Net interest income (G)	$22,494	$25,664	$26,943	$27,315	$24,618	$48,158	$47,048
Add: Taxable-equivalent adjustment	52	40	38	35	38	92	77
Taxable-equivalent net interest income (H)	$22,546	$25,704	$26,981	$27,350	$24,656	$48,250	$47,125

Noninterest income (I)	$5,294	$5,334	$5,862	$5,344	$5,833	$10,628	11,879
Less: Investment securities (gains)	—	—	—	—	—	—	—
Adjusted noninterest income (J)	$5,294	$5,334	$5,862	$5,344	$5,833	$10,628	$11,879

Efficiency ratio (GAAP) (E)/(G)+(I)	77.76%	67.40%	64.01%	57.87%	65.99%	72.30%	68.60%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	71.75%	63.67%	59.59%	55.79%	63.44%	67.49%	65.13%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (K)	$363,140	$361,638	$364,285	$357,221	$352,777
Less: Goodwill and other intangible assets	(67,937)	(68,372)	(68,813)	(69,288)	(69,787)
Tangible equity (L)	$295,203	$293,266	$295,472	$287,933	$282,990

Shares outstanding (M)	19,907	19,898	19,865	19,858	19,850

Book value per common share (GAAP) (K)/(M)	$18.24	$18.17	$18.34	$17.99	$17.77
Tangible book value per common share (Non-GAAP) (L)/(M)	$14.83	$14.74	$14.87	$14.50	$14.26

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (N)	$363,140	$361,638	$364,285	$357,221	$352,777
Less: Goodwill and other intangible assets	(67,937)	(68,372)	(68,813)	(69,288)	(69,787)
Tangible equity (O)	$295,203	$293,266	$295,472	$287,933	$282,990

Assets (P)	$3,641,794	$3,553,694	$3,477,276	$3,446,804	$3,442,550
Less: Goodwill and other intangible assets	(67,937)	(68,372)	(68,813)	(69,288)	(69,787)
Tangible assets (Q)	$3,573,857	$3,485,322	$3,408,463	$3,377,516	$3,372,763

Period-end equity/assets (GAAP) (N)/(P)	9.97%	10.18%	10.48%	10.36%	10.25%
Period-end tangible equity/tangible assets (Non-GAAP) (O)/(Q)	8.26%	8.41%	8.67%	8.52%	8.39%

Note 1:	Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2:	Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.